Exhibit 10.2

FIFTH AMENDMENT

OF THE

NORTHERN TRUST CORPORATION

SUPPLEMENTAL THRIFT-INCENTIVE PLAN

WHEREAS, the Northern Trust Corporation (the “Corporation”) sponsors the Northern Trust Corporation Supplemental Thrift-Incentive Plan, as amended and restated effective as of July 20, 1999, (the “Plan”); and

WHEREAS, pursuant to Section 7.1 of the Plan, the Corporation has the right to amend the Plan when the Corporation deems such amendment to be advisable; and

WHEREAS, the Corporation deems it advisable to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	To delete the last two sentences of Section 1.3 of the Plan in their entirety and to substitute the following therefor:

“In accordance with the Qualified Plan, upon the occurrence of a Change in Control, each Participant and Inactive Participant shall become fully vested in the balance of his or her Supplemental Matching Contribution Account and his or her Supplemental Basic Profit Sharing Contribution Account. Any amounts credited to any such Supplemental Matching Contribution Account or to any such Supplemental Basic Profit Sharing Contribution Account following such Change in Control shall also be fully vested.”

2.	To delete the date “January 1, 2002” in Section 1.13 of the Plan and to substitute the date “January 1, 2005” therefor.

3.	To insert the following as new Sections 1.18 and 1.19 of the Plan and to renumber existing Sections 1.18 through 1.25 accordingly:

“1.18	‘Qualified Plan Basic Profit Sharing Contribution’ means the basic profit sharing contribution made by the Company with respect to a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

1.19	‘Qualified Plan Profit Sharing Contribution Account’ means the account established for a Participant for the receipt of basic and discretionary profit sharing contributions under the Qualified Plan and known as the Profit Sharing Contribution Account.”

4.	To delete renumbered Section 1.20 (formerly 1.18) of the Plan in its entirety and to substitute the following therefor:

“1.20	‘Supplemental Account’ means any or all of the Supplemental Before-Tax Deposit Account, the Supplemental Matching Contribution Account and the Supplemental Basic Profit Sharing Contribution Account.”

5.	To delete the period at the end of renumbered Section 1.21 (formerly 1.19) of the Plan, to substitute a semicolon therefor and to add the following after the semicolon:

“provided, however, that no Supplemental ESOP Allocation shall be made to the Supplemental ESOP Account of any Participant under the Supplemental ESOP Plan for any Plan Year that begins on or after January 1, 2005.”

6.	To insert the following as new Sections 1.22 and 1.23 of the Plan and to renumber existing Sections 1.22 through 1.27 accordingly:

“1.22	‘Supplemental ESOP Account’ means the account established for a Participant under the Supplemental ESOP Plan.

1.23	‘Supplemental ESOP Plan’ means the Northern Trust Corporation Supplemental Employee Stock Ownership Plan, as amended and restated as of July 20, 1999 and as further amended from time to time.”

7.	To substitute the term “Company” for the term “Corporation” in renumbered Section 1.24 of the Plan.

8.	To insert the following as new Sections 1.29 and 1.30 of the Plan and to renumber existing Section 1.29 as Section 1.31.

“1.29	‘Supplemental Basic Profit Sharing Contribution’ means the basic profit sharing contribution made by the Company for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

1.30	‘Supplemental Basic Profit Sharing Contribution Account’ means the account maintained under the Plan for a Participant that is credited with Supplemental Basic Profit Sharing Contributions contributed under the Plan.”

9.	To add the following as a new paragraph after the first paragraph of Section 2.1(a) of the Plan:

“An employee of the Company shall also be a participant in the Plan in any Plan Year in which a Supplemental Basic Profit Sharing Contribution is made to his or her Supplemental Basic Profit Sharing Contribution Account pursuant to Section 3.4 of the Plan.”

10.	To delete the second paragraph of Section 3.1 of the Plan in its entirety and to substitute the following therefor:

“The Supplemental Before-Tax Deposit made for the benefit of a Participant for any Plan Year shall be allocated to a Supplemental Before-Tax Deposit Account maintained under the Plan in the name of such Participant at such time(s) as the Committee shall determine, but in any event on or before the last day of such Plan Year.”

11.	To delete the second paragraph of Section 3.3 of the Plan in its entirety and to substitute the following therefor:

“Supplemental Matching Contributions made for the benefit of a Participant for any Plan Year shall be allocated to a Supplemental Matching Contribution Account maintained under the Plan in the name of such Participant at such time(s) as the Committee shall determine, but in any event as of the last day of such Plan Year.”

12.	To delete the term “Corporation” in Section 3.3 of the Plan and to substitute the term “Company” therefor.

13.	To insert the following as new Section 3.4 of the Plan and to renumber existing Section 3.4 as Section 3.5:

“3.4	Supplemental Basic Profit Sharing Contributions. The Company shall make a Supplemental Basic Profit Sharing Contribution on behalf of a Participant for any Plan Year, based upon the Participant’s Salary that does not exceed the Code Section 401(a)(17) limitation for such Plan Year, and only to the extent that all or part of the Qualified Plan Basic Profit Sharing Contribution cannot be made for such Plan Year due to any limitation imposed by Code Section 415 for such Plan Year. Such Supplemental Basic Profit Sharing Contribution shall be made in accordance with the basic profit sharing contribution formula and provisions set forth in the Qualified Plan.

The Supplemental Basic Profit Sharing Contribution made for the benefit of a Participant for any Plan Year shall be allocated to a Supplemental Basic Profit Sharing Contribution Account maintained under the Plan in the name of such Participant at such time(s) as the Committee shall determine, but in any event as of the last day of such Plan Year.”

14.	To delete renumbered Section 3.5 (formerly 3.4) of the Plan in its entirety and to substitute the following therefor:

“3.5	Vesting of Benefits. Each Participant shall at all times be fully vested in the adjusted balance of his Supplemental Before-Tax Deposit Account. Each Participant shall vest in the adjusted balance of his Supplemental Matching Contribution Account and his Supplemental Basic Profit Sharing Contribution Account in accordance with the vesting schedule applicable to his Qualified Plan Matching Contribution Account and his Qualified Plan Profit Sharing Contribution Account set forth in the Qualified Plan.”

15.	To delete Section 5.1(a) of the Plan in its entirety and to substitute the following therefor:

“5.1	(a) Subject to Section 8.2, all amounts allocated to a Participant’s Supplemental Before-Tax Deposit Account, including gains and losses attributable to investments made pursuant to Section 4.1, shall be distributed to or with respect to the Participant in one lump sum as of the first to occur of (a) the Deferral Distribution Date irrevocably set forth in the related Supplemental Before-Tax Deposit Agreement or (b) the last day of the calendar month following the month in which the Participant’s employment with the Company terminates for any reason, including death. The vested adjusted balance of a Participant’s Supplemental Matching Contribution Account and Supplemental Basic Profit Sharing Contribution Account, including gains and losses attributable to investments made pursuant to Section 4.1, shall be distributed to or with respect to a Participant as of the last day of the calendar month following the month in which the Participant’s employment with the Company terminates for any reason, including death. Notwithstanding the foregoing, if a Participant is entitled to receive a Supplemental Matching Contribution or a Supplemental Basic Profit Sharing Contribution for the Plan Year in which he terminated employment, such Supplemental Matching Contribution or Supplemental Basic Profit Sharing Contribution and any gains or losses attributable thereto shall be distributed to or with respect to the Participant upon completion of the first valuation following the posting of such Supplemental Matching Contribution or Supplemental Basic Profit Sharing Contribution to his Supplemental Matching Contribution Account or Supplemental Basic Profit Sharing Contribution Account.

Any unvested amounts credited to a Participant’s Supplemental Matching Contribution Account and Supplemental Basic Profit Sharing Contribution Account shall be forfeited and retained by the Company.”

16.	To delete Section 5.1(c) of the Plan in its entirety and to substitute the following therefor:

“(c)	If a Participant dies before a complete distribution of his Supplemental Before Tax Deposit Account, his Supplemental Matching Contribution Account or his Supplemental Basic Profit Sharing Contribution Account

has been made to him, such amounts shall be distributed to the Beneficiary designated by the Participant in a writing last delivered to the Committee prior to his death. The Beneficiary designated by the Participant under this Plan must be the same beneficiary designated by the Participant under the Supplemental ESOP Plan. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distribution of the Participant’s accounts under the Qualified Plan.”

17.	To delete the third sentence of Section 7.2 of the Plan in its entirety and to substitute the following therefor:

“No additional credits of Supplemental Before-Tax Deposits, Supplemental Matching Contributions or Supplemental Basic Profit Sharing Contributions shall be made to the Supplemental Account of a Participant after termination of the Plan, but gains and losses attributable to investments made pursuant to Section 4.1 shall continue to be credited to such Supplemental Account until the balance of such Supplemental Account has been fully distributed to the Participant or his Beneficiary.”

18.	To delete Section 8.2 of the Plan in its entirety and to substitute the following therefor:

“8.2	General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Before-Tax Deposit, a Qualified Plan Matching Contribution or a Qualified Plan Basic Profit Sharing Contribution shall also be applicable to a Supplemental Before-Tax Deposit, a Supplemental Matching Contribution or a Supplemental Basic Profit Sharing Contribution to be made hereunder. Any Qualified Plan Before-Tax Deposit, Qualified Plan Matching Contribution or Qualified Plan Basic Profit Sharing Contribution, or any other contributions to be made under the Qualified Plan, shall be made solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.”

19.	To delete Section 8.9 of the Plan in its entirety and to substitute the following therefor:

“8.9	Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address and the current address of his designated Beneficiary. None of the Corporation, the Company or the Committee shall be obligated to search for the whereabouts of any person. If the Committee is unable to locate the Participant or any Beneficiary of the Participant, then none of the Corporation, the Company or the Plan shall have any further obligation to pay any benefit hereunder to such

Participant or Beneficiary and such benefit shall be forfeited; provided, however, that if the Participant or Beneficiary makes a valid claim for any benefit that has been forfeited, the forfeited benefit shall be reinstated.”

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf this 22nd of December, 2004 effective January 1, 2005.

NORTHERN TRUST CORPORATION

By:	/S/ TIMOTHY P. MOEN
Name:	Timothy P. Moen
Title:	Executive Vice President